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                                                                    EXHIBIT 23.b


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Conexant Systems, Inc., of our report dated January 24, 2003, except as to the third and fourth paragraphs of Note 1 and the first paragraph of Note 18 as to which the date is July 30, 2003, relating to the consolidated financial statements of GlobespanVirata, Inc. ("GlobespanVirata"), which appears in GlobespanVirata's Current Report on Form 8-K dated December 10, 2003. We also consent to the references to us under the headings "Experts" and "Selected Historical Financial Information" in such Registration Statement.


/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Florham Park, New Jersey
January 15, 2004